Exhibit 99.1

Quotient Limited Reports Further Progress on the Commercial Scale-up of MosaiQ™ and First Quarter Fiscal 2017 Financial Results

•	Facility modification completed – humidity control successfully resolves issue previously impacting final assembly of MosaiQ™ consumables
•	Validation of the initial manufacturing system for MosaiQ™ consumables planned for completion by the end of August 2016
•	Instruments incorporating “field trial ready” software delivered to Quotient for evaluation (European field trials scheduled for 4QCY16)
•	Fiscal first quarter product sales of $5.7M, representing growth of 18% year-over-year
•	Fiscal year 2017 total revenue guidance increased to $21.7M to $22.7M, representing growth of 17% to 23% year-over-year

JERSEY, Channel Islands, August 8, 2016 (GLOBENEWSWIRE) -- Quotient Limited (NASDAQ:QTNT), a commercial-stage diagnostics company, today reported further progress on the commercial scale-up of  MosaiQ™ and financial results for its fiscal first quarter ended June 30, 2016. On July 11, 2016, Quotient issued a press release providing an update on the MosaiQ™ development plan and reported preliminary fiscal first quarter revenues.

“In early July, we provided a business update highlighting the strong progress made in our fiscal first quarter on the commercial scale-up of MosaiQ™, while also discussing the need to make a minor modification to the factory room that houses the MosaiQ™ final assembly system. This modification has now been completed, with the improved humidity control successfully resolving the previously identified issue impacting the final assembly of MosaiQ™ consumables,” said Paul Cowan, Chairman and Chief Executive Officer of Quotient.

MosaiQ™, Quotient’s next-generation automation platform for blood grouping and disease screening, represents a transformative and highly disruptive testing platform for transfusion diagnostics, with an established capability to detect antibodies, antigens and nucleic acid (DNA or RNA). Through MosaiQ™, Quotient aims to deliver substantial value to donor testing laboratories worldwide with a unified instrument platform to be utilized for blood grouping and both serological and molecular disease screening of donated red blood cells and plasma.

As previously reported, Quotient plans to complete validation of the intial manufacturing system for MosaiQ™ consumables by the end of August 2016. The Company has also received two further field trial instruments (bringing the total received to five), which will be used to support internal validation studies planned for completion over the next two to three months. These latest instruments incorporate “field trial ready” software, with additional features expected to be added prior to the start of European field trials in the fourth quarter of calendar 2016 (“4QCY16”).

Commercial launch of MosaiQ™ is planned for early 2017 in Europe. Once licensed for sale, MosaiQ™ will be the first fully-automated solution for blood grouping, providing for the comprehensive characterization of both donor and patient blood. Quotient intends to simultaneously launch its MosaiQ™ blood grouping consumable into the donor and patient testing markets with its commercial partner, Ortho-Clinical Diagnostics. Launch of the initial MosaiQ™ serological disease screening consumable (comprising tests for CMV and Syphilis) into the donor testing market will coincide with the launch of the MosaiQ™ blood grouping consumable. Launch of the full MosaiQ™ serolgocial disease screening panel is planned to commence three to six months after the initial MosaiQ™ launch.

Conventional Reagent Business Update

“The conventional reagent business had a very strong start to the fiscal year, with product sales growing 18% year-over-year,” said Paul Cowan. “Strong revenue growth was achieved from product sales to both OEM and direct customers, with particular strength from our U.S. direct sales operation, which grew product sales 32% year-over-year during the quarter. Recently launched new products contributed directly to the strong performance of this business.”

Key revenue and profit results are summarized below (expressed in thousands):

	Quarter Ended
	June 30
	2016	2015
Revenue:
Product sales — OEM Customers	$3,911	$3,430
Product sales — direct customers and distributors	1,806	1,420
Other revenues	—	—
Total revenue	$5,717	$4,850

Product sales from standing orders (%)	76%	74%

Gross profit	$2,626	$2,099
Gross profit as a % of total revenue	45.9%	43.3%
Gross margin on product sales (%)	45.9%	43.3%
Operating (loss)	$(16,378)	$(10,493)

Fiscal First Quarter 2017 Financial Results

Total revenue and product sales in the first quarter of fiscal 2017 (“1QFY17”) was $5.7 million, compared with $4.9 million in the first quarter of fiscal 2016 (“1QFY16”), representing growth of 18% year-over-year, or 19% excluding the impact of foreign currency translation. The increase was primarily attributable to growth in sales to original equipment manufacturer (“OEM”) customers and direct sales of conventional reagent products to customers in the United States.

Gross profit on total revenue and product sales was $2.6 million in 1QFY17, compared with $2.1 million in 1QFY16, reflecting the positive impact of greater sales volumes. Gross margin on product sales was 45.9% in 1QFY17, compared with 43.3% in 1QFY16.

Research and development expense was $11.8 million in 1QFY17, compared with $6.8 million in 1QFY16. This increase reflected incremental costs associated with the commercial scale up of MosaiQ™, including initial production costs that are currently expensed as research and development. General and administrative expense was $5.9 million in 1QFY17, compared with $5.1 million in 1QFY16. This increase reflected greater personnel-related costs and increased facility rental charges and corporate costs. Sales and marketing expense was $1.3 million in 1QFY17, compared with $0.7 million in 1QFY16. This increase was mainly attributable to the MosaiQ™ commercial team, which was established in April 2016.

Net other income was $0.1 million in 1QFY17, compared with $0.3 million in 1QFY16. Net other income in 1QFY17 included interest expense of $1.2 million and foreign exchange gains of $1.3 million. Net other income in 1QFY16 included interest expense of $0.8 million, foreign exchange losses of $0.6 million and a $1.8 million unrealized gain related to the change in fair value of the warrants issued as part of Quotient’s initial public offering.

Net loss attributable to ordinary shareholders for 1QFY17 was $16.2 million, or a loss of $0.64 per ordinary share (basic and diluted), compared with a net loss of $10.2 million, or a loss of $0.60 per ordinary share (basic and diluted) in 1QFY16.

Capital expenditures totaled $6.6 million in 1QFY17, compared with $6.9 million in 1QFY16, reflecting continued investment in manufacturing equipment for MosaiQ™ consumables and the Eysins, Switzerland manufacturing facility, along with expenditures related to the construction of a new conventional reagent manufacturing facility near Edinburgh, Scotland.

Quotient ended 1QFY17 with $22.4 million in cash and cash equivalents and $29.1 million of term debt. On August 3, 2016, the Company completed an underwritten public offering of 3,220,000 of its ordinary shares at a price to the public of $5.50 per share. The net proceeds to Quotient from this offering were $16.3 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by Quotient.

Outlook for the Fiscal Year Ending March 31, 2017

•

Total revenue in the range of $21.7 to $22.7 million (previously $20.4 to $21.4 million), including other revenue (product development fees) of approximately $2.7 million (previously $1.9 million). Forecast other revenue assumes the receipt of milestone payments contingent upon achievement of regulatory approval for certain conventional reagent products under development. The receipt of these milestone payments involves risks and uncertainties.

•	Product sales of $19.0 to $20.0 million (previously $18.5 to $19.5 million), compared with Product sales of $18.0 million for the fiscal year ended March 31, 2016.
•	Operating loss in the range of $55.0 to $60.0 million.

Product sales in the second quarter of fiscal 2017 are expected to be within the range of $4.4 to $4.9 million, compared with $4.3 million for the second quarter of fiscal 2016.

Quarterly product sales can fluctuate depending upon the shipment cycles for red blood cell based products, which account for approximately two-thirds of current product sales. These products typically experience 13 shipment cycles per year, equating to three shipments of each product per quarter, except for one quarter per year when four shipments occur. The timing of shipment of bulk antisera products to OEM customers may also move revenues from quarter to quarter. Some seasonality in demand is also experienced around holiday periods in both Europe and the United States. As a result of these factors, Quotient expects to continue to see seasonality and quarter-to-quarter variations in product sales. The timing of product development fees included in other revenues is mostly dependent upon the achievement of pre-negotiated project milestones.

Conference Call

Quotient will host a conference call on Tuesday, August 9th at 8:30 a.m. Eastern Time to discuss its first quarter fiscal 2017 financial results. Participants may access the call by dialing 1-877-407-0784 in the U.S. or 1-201-689-8560 outside the U.S. The conference call will be webcast live on the Company’s website at www.quotientbd.com.

A replay of this conference call will be available through August 16th by dialing 1-877-870-5176 in the U.S. or 1-858-384-5517 outside the U.S. The replay access code is 13641127.

About MosaiQ™

MosaiQ™ has been designed to offer a breadth of diagnostic tests unmatched by existing commercially available transfusion diagnostic instrument platforms, spanning blood grouping, serological disease screening for donor testing and nucleic acid testing (or molecular disease screening) for donor testing.

Once approved, MosaiQ™ will be the first fully automated solution for blood grouping, providing for the comprehensive characterization of both donor and patient blood, with turnaround times significantly quicker than existing methods. Widespread adoption of MosaiQ™ is expected to improve patient outcomes through better and easier matching of donor and patient blood, given cost-effective extended antigen typing offered by MosaiQ™. Improved patient outcomes from the use of MosaiQ™ include the potential for reduced incidence of adverse events associated with transfusion, particularly alloimmunization, where patients develop antibodies to foreign antigens introduced through transfused blood.

MosaiQ™ will also offer the opportunity for substantial cost savings and a range of operational efficiencies for donor and patient testing laboratories, including:

•	elimination of the need for routine manual testing typically undertaken by highly skilled technicians;
•	simplification of required consumables and testing processes;

•	consolidation of multiple instrument platforms in donor testing laboratories;
•	significant reduction in sample volume requirements;
•	reduction in the number of patient/donor samples required, consumables and reagent waste; and
•	more streamlined processes for matching donor units to patients.

Quotient expects to develop additional applications for MosaiQ™, starting with nucleic acid testing for donor molecular disease screening, upon completion of assay development for the blood grouping and serological disease screening applications.

About Quotient Limited

Quotient is a commercial-stage diagnostics company committed to reducing healthcare costs and improving patient care through the provision of innovative tests within established markets. With an initial focus on blood grouping and serological disease screening, Quotient is developing its proprietary MosaiQTM technology platform to offer a breadth of tests that is unmatched by existing commercially available transfusion diagnostic instrument platforms. The Company’s operations are based in Edinburgh, Scotland; Eysins, Switzerland and Newtown, Pennsylvania.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements regarding our expectations of continued growth, the development, regulatory approval, commercialization and impact of MosaiQTM and other new products, current estimates of second quarter and full year fiscal 2017 operating results and expectations regarding our future funding sources. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include delays or denials of regulatory approvals or clearances for products or applications; market acceptance of our products; the impact of competition; the impact of facility expansions and expanded product development, clinical, sales and marketing activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or field trial studies; adverse results in connection with any ongoing or future legal proceeding; continued or worsening adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the Company's filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Quotient disclaims any obligation to update these forward-looking statements.

The Quotient logo and MosaiQ™ are registered trademarks or trademarks of Quotient Limited and its subsidiaries in various jurisdictions.

CONTACT: Stephen Unger, Chief Financial Officer – stephen.unger@quotientbd.com; (212) 228-7572

Quotient Limited
Condensed Consolidated Statements Of Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)

	Quarter Ended
	June 30
	2016	2015
Revenue:
Product sales	$5,717	$4,850
Other revenues	—	—
Total revenue	5,717	4,850
Cost of revenue	3,091	2,751
Gross profit	2,626	2,099
Operating expenses:
Sales and marketing	1,257	658
Research and development, net	11,801	6,810
General and administrative expense	5,946	5,124
Total operating expense	19,004	12,592
Operating loss	(16,378)	(10,493)
Other income (expense)
Interest expense, net	(1,171)	(797)
Change in financial liability for share warrants	—	1,771
Other, net	1,314	(635)
Other income (expense), net	143	339
Loss before income taxes	(16,235)	(10,154)
Provision for income taxes	—	—
Net loss	$(16,235)	$(10,154)
Other comprehensive income (loss):
Change in fair value of effective portion of foreign currency cash flow hedges	$(263)	$226
Foreign currency gain (loss)	(3,308)	2,755
Provision for pension benefit obligation	41	(1,747)
Other comprehensive income (loss), net	(3,530)	1,234
Comprehensive loss	$(19,765)	$(8,920)
Net loss available to ordinary shareholders - basic and diluted	$(16,235)	$(10,154)
Loss per share - basic and diluted	$(0.64)	$(0.60)
Weighted-average shares outstanding - basic and Diluted	25,410,598	17,025,631

Quotient Limited
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30, 2016	March 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$22,383	$44,100
Trade accounts receivable, net	2,357	2,269
Inventories	12,774	12,584
Prepaid expenses and other current assets	3,931	2,780
Total current assets	41,445	61,733
Property and equipment, net	59,821	57,115
Intangible assets, net	819	902
Total assets	$102,085	$119,750
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,606	$7,286
Accrued compensation and benefits	2,974	3,294
Accrued expenses and other current liabilities	9,103	9,180
Current portion of long-term debt	4,000	1,000
Current portion of lease incentive	432	439
Capital lease obligation	134	152
Total current liabilities	25,249	21,351
Long-term debt	25,138	27,910
Lease incentive, less current portion	1,187	1,316
Capital lease obligation, less current portion	1,593	1,723
Defined benefit pension plan obligation	4,574	4,502
7% Cumulative redeemable preference shares	16,488	16,225
Total liabilities	74,229	73,027
Commitments and contingencies	—	—
Total shareholders' equity	27,856	46,723
Total liabilities and shareholders' equity	$102,085	$119,750

Quotient Limited
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Quarter ended June 30,
	2016	2015
OPERATING ACTIVITIES:
Net loss	$(16,235)	$(10,154)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,286	398
Share-based compensation	898	337
Amortization of lease incentive	(109)	(111)
Swiss pension obligation	185	—
Amortization of deferred debt issue costs	228	194
Accrued preference share dividends	263	263
Change in financial liability for share warrants	—	(1,771)
Net change in assets and liabilities:
Trade accounts receivable, net	(204)	(300)
Inventories	(560)	(134)
Accounts payable and accrued liabilities	1,406	(400)
Accrued compensation and benefits	(152)	8
Other assets	(1,247)	722
Net cash used in operating activities	(13,241)	(10,948)
INVESTING ACTIVITIES:
Purchase of property and equipment	(6,579)	(6,894)
Purchase of intangible assets	—	—
Net cash used in investing activities	(6,579)	(6,894)
FINANCING ACTIVITIES:
Proceeds from (repayment of) finance leases	(37)	177
Proceeds from issuance of ordinary shares	—	59
Net cash generated from (used in) financing activities	(37)	236
Effect of exchange rate fluctuations on cash and cash equivalents	(1,860)	1,340
Change in cash and cash equivalents	(21,717)	(16,266)
Beginning cash and cash equivalents	44,100	37,525
Ending cash and cash equivalents	$22,383	$21,259
Supplemental cash flow disclosures:
Income taxes paid	$—	$—
Interest paid	$679	$344